EXHIBIT 4.4

             NONQUALIFIED STOCK OPTION AGREEMENT



     OPTION AGREEMENT dated as of __________, 199__ by and between _____________________ the "Optionee") residing at _______________________________ and IMI Systems, Inc. (the
"Company"), a New York corporation having offices at 1500
Broadway, New York, New York 10036.

     Pursuant to the grant of stock options hereunder, the Company desires, by affording the Optionee an opportunity to purchase shares of its common stock, par value $.01 per share ("Stock"), to encourage the Optionee's ownership of the Stock and to induce the Optionee to exert maximum efforts towards the Company's success. The stock options granted hereunder are not intended to qualify as incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended, and accordingly they shall not be treated as such.

     NOW, THEREFORE, the parties hereto agree as follows:

     1.   Grant of Option
          ---------------

     The company hereby grants to the Optionee the right and option (the "Option") to purchase all or any portion of an aggregate of ____ shares (the "Option Shares") of Stock.
The Optionee shall not have any of the rights of a shareholder with respect to any of the Option Shares until such Option Shares shall be issued pursuant to the exercise of this Option.

     2.   Purchase Price
          --------------

     The purchase price per share of the Option Shares shall be ________.

     3.   Time of Exercise
          ----------------

          (a) The Optionee shall be entitled to exercise the Option for a period (the "Option Period") commencing with the date hereof (the "Commencement Date"), and ending ten years from the date hereof, unless the Option Period shall be sooner terminated as expressly provided in Section
5 hereof.

          (b) The Option shall become exercisable only to the extent set forth in the following schedule:

          Anniversary              Percentage of
          Commencement Date        Option Shares
          -----------------        -------------

          First                         25%
          Second                        50%
          Third                         75%
          Fourth                       100%

Notwithstanding the above, if in the event of a merger or consolidation, the Company is not the surviving corporation, and in the event that the agreement of merger or consolidation does not provide for the substitution of a new option for this Option or for the assumption of this Option by the surviving corporation, or in the event of the dissolution or liquidation of the Company, the Optionee shall have the right immediately prior to the effective date of such merger, consolidation, dissolution or liquidation to exercise this Option in whole or in part disregarding the provisions of Paragraph (b) above; provided that all other conditions precedent to such exercise set forth in this Option Agreement other than the passage of time have occurred.

          4.   Adjustments in Event of
               Change in the Stock
               -----------------------

     In the event of any change in the Stock by reason of any stock dividend, recapitalization, reorganization, merger consolidation, split-up, combination or exchange of shares, or similar change affecting the Stock, the number and kind of shares subject to this Option Agreement and the purchase price per share thereof shall be appropriately adjusted consistent with such change in such manner as the Board may deem equitable to prevent substantial dilution or enlargement of the Optionee's rights under this Option Agreement.
          5.   Exercise in the Event of
               Termination with the Company
               ----------------------------

          (a) If the Optionee's position with the Company shall terminate otherwise than by reason of death, this Option may not be exercise following such termination.
          (b) If the Optionee shall die, the Option may be exercised, to the extent that the Optionee shall have been entitled to do so on the date of his death, by the person or persons to whom the Optionee's right under the option passes by will or applicable law, or if no such person has such right, by his executors or administrators, but not later than the expiration date specified in Section 3(a) hereof or six months after the Optionee's death, whichever date is earlier.

          (c) Notwithstanding the above, in the event the Board determines for the purposes of this Option Agreement that the Optionee has engaged in gross misconduct, the Optionee may not exercise this Option following such determination.

          6.   Method and Conditions
               of Exercising the Option
               ------------------------

          (a) The Option shall be exercised by the delivery by the Optionee to the Company at its principal office (attention of the Secretary) of written notice of the number of Option Shares with respect to which the Option is being exercised accompanied by payment in full of the aggregate purchase price of such Option Shares. Payment for such Option Shares shall be made by cash or certified or cashiers check payable to the order of the Company in the amount of such purchase price.

          (b) Unless the Option Shares may, at the time of such acquisition, be lawfully resold in accordance with a then currently effective registration statement or post-effective amendment to a registration statement under the Securities Act of 1933, the Board may require, as a condition to the delivery of any shares to be purchased upon exercise of such option:

     (1) that the Company receive appropriate evidence that the Optionee is acquiring such shares for his own account as principal for investment and not with a view to the distribution or public offering of all or any portion thereof, or any interest therein, and that the Optionee understands that such shares must be held indefinitely unless resold in accordance with relevant transfer restrictions, and an agreement to the effect that the Optionee shall make no sale or other disposition of such shares unless and until (i) the Company shall have received an opinion of legal counsel satisfactory in form and substance to it, to the effect that such sale or other disposition may be made without registration under the then applicable provisions of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder, or (ii) such shares shall thereafter be included in a currently effective registration statement or post-effective amendment to a registration statement under the Securities Act of 1933; and (2) that the certificate or certificates issued to evidence such shares bear an appropriate legend summarizing the restrictions on the further sale or other disposition thereof.

          7.   Compliance with Other
               Laws and Regulations
               ---------------------

          The grant and exercise of the Option and the obligation of the Company to sell and deliver shares under the Option, shall be subject to all applicable Federal and state securities and other laws, rules and regulations and to such approvals by any government, regulatory agency or stock exchange as may be required, and, therefore, it may become necessary at certain times for the Company to prohibit the Optionee from exercising the Option or selling the Option Shares.

     8.   Nontransferability
          ------------------

     This Option is not transferable other than by will or by the laws of descent and distribution in accordance with
Section 5(b) hereof and during the Optionee's lifetime is exercisable only by the Optionee. Any attempt to transfer this Option in contravention of this Section 8 is void ab initio. This Option shall not be subject to execution, attachment or other process.

     9.   Restricted Period
          -----------------

     No Options Shares may be sold prior to one year after the receipt of such Shares (the "Restricted Period").
During the Restricted Period the Option Shares may not be sold, assigned, transferred, pledged or otherwise encumbered. During the Restricted Period the Option Shares shall bear the appropriate legends. Except as provided above, during the Restricted Period the Optionee shall have all of the rights of a stockholder, including but not limited to the right to receive dividends and to vote shares.

     10.  Right of Repurchase Prior to Registration
          -----------------------------------------

          (a)  Prior to the registration of the Option
Shares under the Securities Act of 1933, in the event that, consistent with Section 6 hereof, the Optionee intends to sell or transfer any Option Shares, the Optionee shall give the Company 30 days' written notice of such proposed sale, and the Company shall have the right, exercisable by written notice of exercise to the Optionee within 15 days, to repurchase at fair market value any or all of such Option Shares proposed to be sold. In the event that the Company shall not exercise such right, the proposed sale must be consummated within 30 days of the expiration date of such right of repurchase of the Company, or it will thereafter be treated as a newly proposed sale and again be subject to the provisions of this Section 10(a).

          (b) In addition, prior to the registration of the Option Shares under the Securities Act of 1933, commencing with the date upon which, for any reason (including death), the Optionee terminates his position with the Company, the Company shall have the right, exercisable with 30 days of termination (7 months in case of death), to repurchase at fair market value from the Optionee or, in case of death, the persons specified in Section 5(b), any or all of the Options Shares then owned or, in the case of death, thereafter acquired during any remaining exercise period for the Option.

     11.  Withholding Taxes
          -----------------

     The Company may, in its discretion, require the Optionee to pay to the Company the amount, or make such other arrangements that the Company deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes with respect to the Option.

     12.  No Rights to Continued Position with the Company
          ------------------------------------------------

     This Option Agreement shall not confer upon the Optionee any right with respect to continuance of his or her position with the Company or any subsidiary, nor shall it interfere in any way with the right of the Company or any subsidiary to terminate his or her position with the Company at any time.

     13.  Notice
          ------

     Any notice required or permitted pursuant to this Option shall be in writing and shall be personally delivered or sent by registered or certified mail to the addresses set forth above or to such addresses as may be given to the other party hereto. Notices sent by registered or certified mail in the manner aforesaid shall be deemed give upon dispatch.

     14.  Miscellaneous
          -------------

     This Option cannot be changed or terminated orally.
The Board may from time to time amend this Option Agreement, provided, however, that without the consent of the Optionee no amendment of this Option Agreement may adversely affect the right conferred by this Option. The Board shall administer and interpret this Option Agreement. Any interpretation, determination or other action made or taken by the Board shall be final, binding and conclusive. The Board may from time to time delegate any or all of its obligations and rights under this Option Agreement to a committee of individuals appointed by the Board. This Option shall be governed by and construed in accordance with the laws of the State of New York. The paragraph headings herein are intended for reference only and shall affect the interpretation hereof.

          IN WITNESS WHEREOF, this Option Agreement has been duly executed as of the day and year first above written.

OPTIONEE                      IMI SYSTEMS, INC.



- -------------------           ---------------------
/s/                           /s/ Robert S. Forman
                              President